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                                                                  Exhibit 99

                         UNITED WISCONSIN SERVICES, INC.
                  401 WEST MICHIGAN STREET, MILWAUKEE, WI 53203

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas R. Hefty and Gail L. Hanson, and each of them, as proxies of the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the common stock of United Wisconsin Services, Inc. held of record by the undersigned on January 31, 2001 and which the undersigned is entitled to vote at the Special Meeting of the Shareholders of United Wisconsin Services, Inc. ("UWS") to be held on February 23, 2001, and at any adjournments or postponements thereof, with like effect as if the undersigned were personally present and voting.

     If (i) the undersigned is present and elects to vote in person at the Special Meeting or at any adjournment or postponement thereof (and notifies the Secretary of UWS of such election), or (ii) if UWS otherwise notifies the Secretary of the UWS prior to or at the Special Meeting of the Shareholder's decision to terminate this proxy, then the power of said attorneys and proxies will be deemed terminated and of no further force and effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE PROPOSALS BELOW.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS LISTED BELOW IF NO SPECIFICATION IS MADE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, the Proxy Statement/Prospectus furnished therewith and dated January 31, 2001 and all attachments thereto.



            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
             DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

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             UNITED WISCONSIN SERVICES, INC. 2001 SPECIAL MEETING

1. To approve the Exchange Agreement, dated as of December 22, 2000 ("Exchange Agreement"), by and among UWS, Wisconsin BC Holdings LLC ("BCH") and Blue Cross & Blue Shield United of Wisconsin ("BCBSUW"), as may be amended from time to time, which, among other things, provides for (a) an exchange by UWS with BCH of all of the common stock of BCBSUW for 31,313,390 shares of the newly issued, no par value, common stock of UWS and $500,000 in cash, the result of which will be (i) to vest in BCH ownership of approximately 77.5% of the issued and outstanding common stock of UWS entitled to vote after giving effect to such exchange, and (ii) to make BCBSUW a wholly owned subsidiary of UWS, (b) the amendment and restatement of the Articles of Incorporation and Bylaws of UWS, including the change in the composition of the board of directors of UWS contemplated thereby, and (c) the change of the corporate name of UWS to "Cobalt Corporation." Approval of the Exchange Agreement will constitute approval of the exchange of shares described above, the Amended and Restated Articles of Incorporation and Bylaws of UWS, the change of UWS's corporate name, the change in the composition of the board of directors and all of the other transaction contemplated by the Exchange Agreement.

                   / / FOR    / / AGAINST    / / ABSTAIN

2. With discretionary power upon all other business that may properly come before the meeting and upon matters incident to the conduct of the meeting.

Check appropriate box          Date___________________             NO. OF SHARES
Indicate changes below:
Address Change?       / /      Name Change?   /  /                  /         /

                                            SIGNATURE(S) IN BOX

                                            Please sign exactly as your name
                                            appears on this proxy giving your
                                            full title if signing as attorney or
                                            fiduciary. If shares are held
                                            jointly, each joint owner should
                                            sign. If a corporation, please sign
                                            in full corporate name, by duly
                                            authorized officer. If a
                                            partnership, please sign
                                            IN PARTNERSHIP NAME BY
                                            AUTHORIZED PERSON.